UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 30, 2021
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On August 30, 2021, Lithia Master LP Company, LP (“Lithia Master LP”), as the master borrower, and certain other Canadian subsidiaries of Lithia Motors, Inc. (collectively, the “Borrowers”) entered into a Commitment Letter (the “Credit Agreement”) with The Bank of Nova Scotia, as lender (the “Lender”). The Credit Agreement follows Lithia Motors, Inc.’s announcement of its expansion into Canada through a new partnership with Toronto-based Pfaff Automotive Partners through Lithia Master LP.

The Credit Agreement makes available to the Borrowers three primary lines of credit (collectively, the “Credit Facilities”) subject to the terms and conditions of the Credit Agreement, including a working capital revolving credit facility of up to $50 million CAD for general operating requirements, including for funding capital expenditures and financing certain permitted acquisitions of Lithia Master LP and each of the other Borrowers that have satisfied certain conditions of the Lender; up to $300 million CAD floor plan financing for new and used vehicles; and up to $350 million CAD to provide wholesale lease financing, including for new and used vehicles and rentals. The Credit Facilities accrue interest at rates equal to the Lender’s prime lending rate or the Canadian Dollar Offered Rate plus, in each case, a spread, with the spreads ranging from 0.25% per annum to 1.50% per annum.

The Credit Facilities are secured by all of the personal property of the applicable Canadian Borrowers as well as collateral specific to each Credit Facility, as described in the Credit Agreement.

The Credit Agreement includes financial and restrictive covenants typical of such agreements, conditions to the Lender’s obligations to make advances under the Credit Agreement, including borrowing base requirements, and representations and warranties by the Borrowers. Financial covenants include the requirements that Borrowers on a consolidated basis maintain a fixed charge coverage ratio is of not less than 1.20:1 and a leverage ratio of not more than 5.75:1. The covenants restrict each of the Borrowers from, among other things, incurring additional indebtedness, incurring liens, completing certain fundamental corporate transactions, and exporting certain financed vehicles outside of Canada. In addition, the Credit Agreement imposes conditions on Lithia Master LP’s ability to make certain distributions and redemptions, among other things.

All indebtedness and liability of the Borrowers to the Lender become, at the Lender’s option, on demand and otherwise immediately due and payable upon the occurrence of certain customary events set forth in the Credit Agreement, including payment defaults, breaches of the Credit Agreement and other related agreements, events of insolvency, adverse change occurs in the financial condition of any Borrower or any adverse change occurs in the environmental condition of any Borrower or its property.

A copy of the Credit Agreement is set forth as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The description of the Credit Agreement in this report is only a summary and is qualified in its entirety by reference to the actual terms of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Commitment Letter by The Bank of Nova Scotia.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain confidential and immaterial terms redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 3, 2021		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer